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August 22, 2011
PennantPark Investment Corporation
590 Madison Avenue
15th Floor
New York, New York 10022

Re: Registration Statement on Form N-2:
1933 Act File No.: 333-172524
1940 Act File No.: 814-00736

Ladies and Gentlemen:

We have served as Maryland counsel to PennantPark Investment Corporation, a Maryland corporation (the "Company") and a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with certain matters of Maryland law arising out of the registration of the offering by the Company of up to $1,000,000,000 aggregate initial offering price of the following securities of the Company (collectively, the "Securities"): (a) shares (the "Common Shares") of common stock, $.001 par value per share (the "Common Stock"); (b) shares (the "Preferred Shares") of preferred stock, $.001 par value per share (the "Preferred Stock"); (c) warrants (the "Warrants") to purchase Common Stock, Preferred Stock or Debt Securities (as defined below); (d) subscription rights (the "Subscription Rights") to purchase Common Stock; (e) debt securities (the "Debt Securities"); and (f) units (the "Units") consisting of one or more of the foregoing Securities or of securities issued by the U.S. Treasury, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):
1.    The Registration Statement and the related form of prospectus included therein, in the form transmitted to the Commission for filing pursuant to the 1933 Act;
2.    The charter of the Company (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland (the "SDAT");
3.    The Amended and Restated Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

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4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
5.    Resolutions (the "Resolutions") adopted by the Board of Directors (the "Board of Directors") of the Company relating to the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;
6.    A certificate executed by an officer of the Company, dated as of the date hereof; and
7.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.    Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.
2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

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5.    The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions prior to the issuance of such Securities (such approval referred to herein as the "Corporate Proceedings").
6.    Upon the issuance of any Securities that are Common Shares, including Common Shares that may be issued upon the conversion or exercise of any other Securities convertible into or exercisable into Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
7.    Articles Supplementary classifying and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.
8.    Upon the issuance of any Securities that are Preferred Shares, including Preferred Shares which may be issued upon the conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.    Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.
3.    Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.
4.    Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.
5.    Upon the completion of all the Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized.

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6.     Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.
7.    Upon the completion of all Corporate Proceedings relating to the Units, the issuance of the Units will be duly authorized.
The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act. We express no opinion as to debt obligations of third parties that may be issued in combination with other Securities as a Unit as described in the Registration Statement.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,
/s/ Venable LLP